NTN BUZZTIME, INC.
6965 EL CAMINO REAL, SUITE 105-BOX 517
CARLSBAD, CA 92009

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the VOTE BY INTERNET instructions above, and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 through 9.

	For	Against	Abstain
1 to approve the issuance of shares of NTN common stock to Brooklyns members pursuant to the terms of the merger agreement and the change of control of NTN resulting therefrom;	☐	☐	☐
2 to approve an amendment to the restated certificate of incorporation of NTN to effect a reverse stock split of NTNs common stock, within a range of one new share for every 3 to 10 (or any number in between) shares outstanding (if the reverse stock split is implemented in connection with the merger, the ratio will be mutually agreed upon by the board of directors of NTN and the managers of Brooklyn, and if not implemented in connection with the merger, will be determined by the NTN board of directors);	☐	☐	☐
3 to approve an amendment to the restated certificate of incorporation of NTN to increase the number of authorized shares of its common stock, par value $0.005 per share, from 15,000,000 shares to 100,000,000 shares;	☐	☐	☐
4 to approve an amendment to the restated certificate of incorporation of NTN to grant voting rights to the holders of NTNs outstanding Series A Convertible Preferred Stock on an as-converted to common stock basis;	☐	☐	☐
5 to approve an amendment to the restated certificate of incorporation of NTN to change the corporate name of NTN from NTN Buzztime, Inc. to Brooklyn ImmunoTherapeutics, Inc.;	☐	☐	☐
6 to approve the asset purchase agreement with eGames.com and the transactions contemplated thereby;	☐	☐	☐
7 to approve the Brooklyn ImmunoTherapeutics, Inc. 2020 Stock Incentive Plan;	☐	☐	☐
8 to approve, on a nonbinding, advisory basis, the compensation that will be paid or may become payable to the named executive officers of NTN in connection with the merger and/or the asset sale; and	☐	☐	☐
9 to consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, or 6.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000476930_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

NTN BUZZTIME, INC.
Special Meeting of Stockholders [ ]
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Allen Wolff and Sandra Gurrola, or either of them, as proxies, each with power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may come before the meeting, all of the shares of Common Stock of NTN Buzztime, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ]., Pacific Daylight Savings Time, on [ ] at www.virtualshareholdermeeting.com/NTN2020SM and any adjournment or postponement thereof, hereby revoking any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000476930_2 R1.0.1.18